UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2018

FTD Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive
Downers Grove, Illinois 60515
(Address of Principal Executive Offices) (ZIP Code)
Telephone: (630) 719-7800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 18, 2018, Scott D. Levin, then-current Executive Vice President, General Counsel and Secretary of FTD Companies, Inc. (“FTD” or the “Company”), was appointed interim President and Chief Executive Officer of the Company. Mr. Levin succeeds John C. Walden, who stepped down from these positions and from the Company’s Board of Directors, effective immediately.
In accordance with his employment agreement, Mr. Walden is entitled to certain severance benefits in connection with his departure from the Company, including (i) a cash severance payment equal to the sum of (A) two times his current annual salary and (B) two times his target bonus for 2018, (ii) a cash payment in lieu of certain service-based restricted stock units, (iii) reimbursement for 12 months of COBRA coverage for Mr. Walden and his spouse and dependents, and (iv) accelerated vesting of certain of his outstanding equity awards, subject in each case to his compliance with certain covenants in the employment agreement. In addition, in the event of a change in control during 2018, as defined in his employment agreement, Mr. Walden will be entitled to receive a pro-rated target bonus calculated under the terms of his employment agreement.
In satisfaction of the disclosure required by Items 401(b) and 401(e) of Regulation S-K, the section of the Company’s definitive proxy statement for its 2018 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 26, 2018, entitled “Executive Officers” is incorporated by reference herein. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Levin and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Levin and the Company that would be required to be reported.
On July 18, 2018, the position held by Simha Kumar, the Company’s Chief Operating Officer, was eliminated, effective immediately. In accordance with his employment agreement, Mr. Kumar is entitled to certain severance benefits in connection with his departure from the Company, including (i) a cash severance payment equal to the sum of (A) his current annual salary and (B) his target bonus for 2018, (ii) reimbursement for 12 months of COBRA coverage for Mr. Kumar and his spouse and dependents, and (iii) accelerated vesting of certain of his outstanding equity awards, subject in each case to his compliance with certain covenants in the employment agreement.
In addition, on July 18, 2018, the position held by Jeffrey D. T. Severts, the Company’s Executive Vice President and Chief Marketing Officer, was eliminated. Mr. Severts is expected to remain with the Company through August 30, 2018, in connection with the transition of his marketing responsibilities. In accordance with his employment agreement, Mr. Severts is entitled to certain severance benefits in connection with his departure from the Company, including (i) a cash severance payment equal to the sum of (A) his current annual salary and (B) his target bonus for 2018, (ii) reimbursement for 12 months of COBRA coverage for Mr. Severts and his spouse and dependents, and (iii) accelerated vesting of certain of his outstanding equity awards, subject in each case to his compliance with certain covenants in the employment agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	July 24, 2018	By:	/s/ Scott Levin
			Name:	Scott Levin
			Title:	Interim President and Chief Executive Officer